NORTH BAY BANCORP

                                  PRESS RELEASE

                                February 29, 2000

North Bay Bancorp, holding company for The Vintage Bank, reported record consolidated earnings of $2,715,377, or $1.66 per share, for the year ended December 31, 1999. This compares with earnings of $2,110,736, or $1.30 per share, for 1998. Total assets were $197,106,319 as of December 31, 1999. Return on average assets for the year was 1.44% and return on average shareholders' equity was 15.5%.

"We are very pleased with the 1999 financial results, especially considering that we absorbed significant costs associated with forming a holding company and commencing organization of Solano Bank, a proposed state-chartered bank", stated Terry Robinson, President & CEO of North Bay Bancorp. Robinson explained that, while preparations are being made to open the proposed bank, North Bay is awaiting regulatory approval from the State Department of Financial Institutions, the Federal Reserve Bank and the Federal Deposit Insurance Corporation.

Earlier this month the Holding Company announced a 5% stock dividend and a $.20 per share cash dividend. Both dividends are payable March 20, 2000 for shareholders of record as of March 1, 2000.

Stock of North Bay Bancorp is quoted on the Over-The-Counter (OTC) Bulletin Board, Symbol NBAN.


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         Questions  regarding  this press release should be directed to Terry L.
Robinson at (707) 258-3969.

                                  EXHIBIT 99.1